EXHIBIT 99.1

FuelNation Secures $300 Million Dollar Credit Facility

DAVIE, FL -- (MARKET WIRE) -- 03/21/2006 --

Dear FuelNation Shareholders,

We are pleased to announce FuelNation (OTC: FLNA) has secured a $300 million dollar credit facility to finance our crude oil, product purchases and supply. This credit facility will be used for additional financing on our contracts with the Iraqi Ministry Of Oil and their State Oil Marketing Company (SOMO) (http://www.uruklink.net/oil/) for Fuel Oil purchases and Gasoline Supply. Currently, The Iraq government is subsidizing approximately $8 billion dollars annually of gasoline and diesel supply for internal consumption, due to the lack of refining capacity. Revenues from the contracts are expected to be reported during the second quarter of 2006 upon completion of our audit and the filing of our financial statements.

In addition to financing our supply and purchase with the Iraqi Ministry Of Oil and their State Oil Marketing Company (SOMO), we will leverage a large portion of the credit facility with our wholly owned subsidiary Leman Energy Trading, Inc.(http://www.lemanenergytrading.com) in order to increase our credit line for crude oil and gas oil purchases we are finalizing with Gazprom in Russia (http://www.gazprom.ru/).

"The approval of this $300 million credit facility is further validation of our business model, which is focused on providing 'best in class' fuel resell services to governments, refiners and suppliers looking to mitigate risk and source long term product supply. In addition, we will be able to rapidly expand our government services division in the Caribbean and Africa for energy trading with the governments," said Chris Salmonson, Chairman and Chief Executive Officer of FuelNation Inc.

FuelNation Government Services is established to partner with governments and strengthen relationships with key suppliers or customers in the energy business. Both Governments and FuelNation have the ability to stay focused on core competence and avoid the need to reinvent what has been invented elsewhere. We can share knowledge and know-how, speed and flexibility in delivering new products, diversification into new markets and reduced risk. We combine our efforts and have access to expertise, facilities and technology, which provide cost savings and profit.

FuelNation Inc, through our 100 % wholly owned subsidiary, Leman Energy Trading, Inc., is engaged in oil and gas wholesale marketing of unbranded petroleum transportation fuels and crude oil trading in Western Siberia, Russia; Middle East, Southeast Asia and South America. In addition to the oil and gas wholesale marketing, FuelNation Inc. is in the final stages of our planning to build and develop a portfolio of real estate assets with our concept of the "Super Store" of Travel Centers. www.fuelnation.com

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies' pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues. FuelNation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelNation Inc.

James A. (Drew) Connolly III

Vice President and Chief Investor Relations Officer

954-587-3775 Ext. 118

FuelNation Government Services

Mr. Emilio Zabaleta, President

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 121

ezabaleta@fuelnationgov.com

FuelNation Government Services

Mr. John Macho, Managing Director

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 122

jmacho@fuelnationgov.com

SOURCE:  FuelNation